Exhibit 99.1

Beachbody (BODi) Reports Q1 2024 Cash Flow from Operations of $9.1 Million and the First Sequential Quarterly Revenue Growth Since 2021

Revenue Exceeds the Midpoint of Guidance

First Quarterly Positive Free Cash Flow1 since 2020

El Segundo, Calif. (May 6, 2024) – The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading subscription health and fitness company, today announced financial results for its first quarter ended March 31, 2024.

"We are pleased with our performance in the first quarter, beating the midpoint of our revenue and adjusted EBITDA guidance, all while delivering against our strategic initiatives. Most notably, we are excited to announce that we have achieved our first positive free cash flow quarter since 2020,” said Carl Daikeler, BODi’s Co-Founder and Chief Executive Officer. “We have had an excellent start to 2024 and for the remainder of the year, we will continue to deliver against the objectives in our turnaround plan.”

First Quarter 2024 Results

•
Total revenue was $120.0 million compared to $144.9 million in the prior year period.
o
Digital revenue was $61.5 million compared to $64.8 million in the prior year period and digital subscriptions totaled 1.22 million in the first quarter.
o
Nutrition and Other revenue was $55.5 million compared to $74.1 million in the prior year period and nutritional subscriptions totaled 0.15 million in the first quarter.
o
Connected Fitness revenue was $3.0 million compared to $6.0 million in the prior year period and approximately 3,500 bikes were delivered in the first quarter.
•
Total operating expenses were $92.1 million compared to $118.8 million in the prior year period.
•
Operating loss improved by $16.6 million to $10.8 million compared to an operating loss of $27.4 million in the prior year period.
•
Net loss was $14.2 million compared to a net loss of $29.2 million in the prior year period.
•
Adjusted EBITDA1 was $4.6 million compared to $(0.9) million in the prior year period.
•
Cash provided by operating activities for the three months ended March 31, 2024 was $9.1 million compared to cash used in operating activities of $7.9 million in the prior year period, and cash provided by investing activities was $3.9 million compared to cash used in investing activities of $3.4 million in the prior year period. Free cash flow was $7.4 million compared to $(11.3) million in the prior year period.

Marc Suidan, Chief Financial Officer, stated: "We made a concerted effort to improve our liquidity position. Our net cash position1 increased from $3.9 million at December 31, 2023 to $14.4 million at March 31, 2024. This represents approximately a $10 million improvement in our liquidity in one quarter.”

1 A definition of (1) Adjusted EBITDA and reconciliation to net loss, (2) free cash flow and (3) net cash position are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended March 31,
	2024	2023	Change v 2023

Digital Subscriptions (in millions)	1.22	1.75	(30.4%)
Nutritional Subscriptions (in millions)	0.15	0.21	(28.0%)
Total Subscriptions (in millions)	1.37	1.96	(30.2%)

Average Digital Retention	95.7%	95.9%	(20bps)
Total Streams (in millions)	25.6	29.7	(13.6%)
DAU/MAU	33.2%	32.5%	70bps

Connected Fitness Units Delivered (in thousands)	3.5	4.7	(24.4%)

Digital	$61.5	$64.8	(5.0%)
Nutrition & Other	$55.5	$74.1	(25.1%)
Connected Fitness	$3.0	$6.0	(49.6%)
Revenue (in millions)	$120.0	$144.9	(17.2%)
Net Loss (in millions)	($14.2)	($29.2)	51.3%
Adjusted EBITDA (in millions)	$4.6	($0.9)	NM

NM: Not Meaningful

Outlook for The Second Quarter of 2024

	Outlook For Quarter Ending June 30, 2024
(in millions)
Revenue	$103	$113

Net Loss	$(20)	$(14)

Adjustments:
Depreciation	$5	$5
Amortization of Content Assets	$4	$4
Interest Expense	$2	$2
Equity-Based Compensation	$5	$5
Other Adjustment Items	$1	$1
Total Adjustments	$17	$17

Adjusted EBITDA	$(3)	$3

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Monday, May 6, 2024, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada), or +1 (929) 526-1599 (all other locations) and provide the conference identification number: 460282. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until May 13, 2024, by dialing (866) 813-9403 (U.S & Canada), or + 44 (204) 525-0658 (all other locations). The replay passcode is 381485.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 11, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at March 31, 2024 and December 31, 2023, respectively)	$38,929	$33,409
Restricted short-term investments	4,250	4,250
Inventory	20,807	24,976
Prepaid expenses	10,008	10,715
Other current assets	42,448	45,923
Total current assets	116,442	119,273
Property and equipment, net	36,560	45,055
Content assets, net	18,651	21,359
Goodwill	85,166	85,166
Right-of-use assets, net	3,876	3,063
Other assets	2,327	2,923
Total assets	$263,022	$276,839
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,432	$10,659
Accrued expenses	40,724	42,147
Deferred revenue	101,873	97,169
Current portion of lease liabilities	1,927	1,835
Current portion of Term Loan	5,875	8,068
Other current liabilities	3,848	5,325
Total current liabilities	162,679	165,203
Term Loan	18,680	21,491
Long-term lease liabilities, net	2,253	1,425
Deferred tax liabilities	—	10
Other liabilities	6,669	5,950
Total liabilities	190,281	194,079
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,138,474 and 3,978,356 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively;	1	1
Class C: no shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	658,816	654,657
Accumulated deficit	(586,092)	(571,876)
Accumulated other comprehensive income (loss)	15	(23)
Total stockholders’ equity	72,741	82,760
Total liabilities and stockholders’ equity	$263,022	$276,839

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended March 31,
	2024	2023

Revenue:
Digital	$61,506	$64,773
Nutrition and other	55,512	74,120
Connected fitness	3,028	6,008
Total revenue	120,046	144,901
Cost of revenue:
Digital	12,862	14,967
Nutrition and other	22,284	31,039
Connected fitness	3,618	7,555
Total cost of revenue	38,764	53,561
Gross profit	81,282	91,340
Operating expenses:
Selling and marketing	59,261	76,576
Enterprise technology and development	17,717	19,096
General and administrative	13,483	17,716
Restructuring	1,644	5,387
Total operating expenses	92,105	118,775
Operating loss	(10,823)	(27,435)
Other income (expense):
Loss on partial debt extinguishment	(1,209)	—
Change in fair value of warrant liabilities	(724)	57
Interest expense	(1,875)	(2,331)
Other income, net	477	569
Loss before income taxes	(14,154)	(29,140)
Income tax provision	(62)	(48)
Net loss	$(14,216)	$(29,188)

Net loss per common share, basic and diluted	$(2.10)	$(4.72)
Weighted-average common shares outstanding, basic and diluted	6,761	6,183

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(14,216)	$(29,188)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	5,378	10,713
Amortization of content assets	4,540	5,561
Provision for inventory and inventory purchase commitments	635	2,734
Realized (gains) losses on hedging derivative financial instruments	64	(87)
Change in fair value of warrant liabilities	724	(57)
Equity-based compensation	4,365	9,555
Deferred income taxes	(3)	(53)
Amortization of debt issuance costs	585	479
Paid-in-kind interest expense	214	374
Loss on partial debt extinguishment	1,209	—
Change in lease assets	(813)	—
Gain on sale of property and equipment	(784)	—
Changes in operating assets and liabilities:
Inventory	3,497	3,056
Content assets	(1,831)	(2,224)
Prepaid expenses	707	1,652
Other assets	4,084	(4,958)
Accounts payable	(2,212)	(1,366)
Accrued expenses	(1,362)	(8,768)
Deferred revenue	4,907	4,746
Other liabilities	(554)	(38)
Net cash provided by (used in) operating activities	9,134	(7,869)
Cash flows from investing activities:
Purchase of property and equipment	(1,699)	(3,417)
Proceeds from sale of property and equipment	5,600	—
Net cash provided by (used in) investing activities	3,901	(3,417)
Cash flows from financing activities:
Debt repayments	(7,013)	(313)
Tax withholding payments for vesting of restricted stock	(206)	(2,128)
Net cash used in financing activities	(7,219)	(2,441)
Effect of exchange rates on cash and cash equivalents	(296)	29
Net increase (decrease) in cash and cash equivalents	5,520	(13,698)
Cash, cash equivalents and restricted cash, beginning of period	33,409	80,091
Cash and cash equivalents, end of period	$38,929	$66,393
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,111	$1,464
Cash (received) paid during the period for income taxes, net	29	(265)
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$453	$1,291

Exhibit 99.1

The Beachbody Company, Inc.

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization, impairment of goodwill and intangible assets and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the periods indicated:

	Three months ended March 31,
(in thousands)	2024	2023

Net loss	$(14,216)	$(29,188)
Adjusted for:
Loss on partial debt extinguishment (1)	1,209	—
Depreciation and amortization	5,378	10,713
Amortization of capitalized cloud computing implementation costs	37	41
Amortization of content assets	4,540	5,561
Interest expense	1,875	2,331
Income tax provision	62	48
Equity-based compensation	4,365	9,555
Employee incentives, expected to be settled in equity (2)	—	(5,466)
Restructuring and platform consolidation costs (3)	1,644	6,059
Change in fair value of warrant liabilities	724	(57)
Gain on sale of property and equipment	(784)	—
Non-operating (4)	(280)	(484)
Adjusted EBITDA	$4,554	$(887)

1 Represents the loss related to the $1.0 million and $5.5 million partial debt prepayments that the Company made on January 9, 2024 and February 29, 2024, respectively.

2 The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the three months ended March 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with RSU awards during the period.

3 Includes restructuring expense and personnel costs associated with the Company's key initiatives during the three months ended March 31, 2024 and with executing our key growth priorities during the three months ended March 31, 2023.

4 Primarily includes interest income.

Exhibit 99.1

The Beachbody Company, Inc.

Net Cash Position and Free Cash Flow

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	March 31,	December 31,
(in thousands)	2024	2023

Cash and cash equivalents	$38,929	$33,409
Less:
Current portion of Term Loan	5,875	8,068
Term Loan	18,680	21,491
Net cash position	$14,374	$3,850

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by (used in) operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Three months ended March 31,
(in thousands)	2024	2023

Net cash provided by (used in) operating activities	$9,134	$(7,869)
Less:
Cash used in the purchase of property and equipment	1,699	3,417
Free cash flow	$7,435	$(11,286)

Investor Relations

IR@BODi.com